UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 10, 2008
Guaranty Financial Group Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

001-33661	74-2421034

(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South
Austin, Texas	78746

(Address of principal executive offices)	(Zip Code)
(512) 434-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 10, 2008, Guaranty Financial Group Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) of Series B Mandatory Convertible Perpetual Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), with the Secretary of State of the State of Delaware, designating 7,800,000 shares of Series B Preferred Stock. The Series B Preferred Stock was created in connection with the Investment Agreements, each dated June 7, 2008 (the “Investment Agreements”), between the Company and several institutional investors and the Purchase Agreement, dated June 7, 2008 (the “Purchase Agreement”), between the Company, Guaranty Bank and the institutional investors signatory thereto. The Investment Agreements and the Purchase Agreement are both described in the Company’s Current Report on Form 8-K filed June 9, 2008. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Certificate of Designations, Preferences and Rights of Series B Mandatory Convertible Perpetual Cumulative Preferred Stock

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2008	Guaranty Financial Group Inc.
	By:	/s/ Scott A. Almy
Scott A. Almy
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Item
Number	Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series B Mandatory Convertible Perpetual Cumulative Preferred Stock

4